UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2024

Barings Private Credit Corporation
(Exact name of registrant as specified in its charter)

Maryland	814-01397	86-3780522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 South Tryon Street, Suite 2500 Charlotte, North Carolina	28202
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 805-7200
N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act: None.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 8, 2024, Ian Fowler resigned from his positions at Barings LLC, investment adviser to Barings Private Credit Corporation (the “Company”). Following Mr. Fowler’s resignation and other resignations and changes, the North American Private Finance Investment Committee of Barings LLC’s Global Private Finance Group, which is responsible for the Company’s investment origination and portfolio monitoring activities for middle-market companies in North America, consists of three interim members: Terry Harris, Bryan High and Tyler Gately. The European and Asia-Pacific Investment Committees, which are responsible for the Company’s investment origination and portfolio monitoring activities for middle-market companies in European and Asia-Pacific geographies, consist of three interim members: Terry Harris, Bryan High and Stuart Mathieson.

Biographical information for all of the current members of the North American Private Finance Investment Committee and the European and Asia-Pacific Investment Committees is set forth below.

Terry Harris is a Managing Director and a member of Barings’ Global Private Finance Investment Committees. Mr. Harris has worked in the industry since 1991 and his experience has encompassed investing senior and mezzanine debt and equity in middle market companies operating in commercial and industrial, as well as specialized industries. Prior to joining Barings in 2013, Mr. Harris was a Partner of Tower Three Partners, and he served as Chief Investment Officer of Firstlight Financial Corporation.  Prior to Firstlight, Mr. Harris was Chief Risk Officer for GE Capital’s Global Telecom, Media & Technology Finance Group. Mr. Harris also held senior credit positions at Bank of America Commercial Finance and Transamerica Commercial Finance. Mr. Harris holds a B.S. and an M.B.A from Florida State University and is a Certified Public Accountant (inactive).

Bryan High is Head of Barings Capital Solutions and a Co-Portfolio Manager for Barings Capital Solutions funds. Mr. High also serves Chief Executive Officer of each of the Company and Barings Capital Investment Corporation and as the Co-Portfolio Manager of Barings BDC, Inc. Mr. High joined Barings in 2007, and has extensive experience in public and private credit, distressed debt / special situations and private equity. Prior to joining Barings, Mr. High was an investment banker at a boutique M&A firm where he advised on middle market transactions. Mr. High also worked at Bank of America Securities LLC in the restructuring advisory group. Mr. High also currently serves on the investment committees for Barings Capital Solutions, U.S. High Yield and Global Private Structured Finance. Mr. High is a member of the Board of Directors for Eclipse Business Capital LLC and Coastal Marina Holdings, LLC. Mr. High graduated with distinction from the University of North Carolina at Chapel Hill with a B.S. in Business Administration.

Tyler Gately is the Global Head of Client Portfolio Management for Barings’ Global Private Finance Group. Mr. Gately is responsible for client management, product development and external communication of global private finance investments. Mr. Gately has worked in the industry since 2008, focusing on investments across the capital structure. Prior to joining Barings in 2018, Mr. Gately worked on the High Yield Bond Desk at Wells Fargo Securities, where he was a Lead Analyst covering the metals, mining, chemicals, and energy sectors. Mr. Gately has also held positions at Plexus Capital, a middle market-focused junior capital fund, and BofA Merrill Lynch, where he worked in the investment bank’s capital markets division. Mr. Gately holds a B.S. in Finance from Wake Forest University.

Stuart Mathieson is a Managing Director and Co-Portfolio Manager for Barings Capital Solutions, and is responsible for the underwriting, structuring and monitoring of investments globally. Mr. Mathieson joined Barings in 2002 and has extensive investment experience encompassing the sub-investment grade credit markets, restructurings and special situations investments. Prior to joining Barings, he worked in the Business Recovery Services team in London at PricewaterhouseCoopers. Mr. Mathieson currently chairs the Barings Capital Solutions investment committee and serves on the investment committees for European High Yield and the MassMutual Ventures Europe & Asia fund. Mr. Mathieson holds a B.Sc. in Chemistry from Keble College, Oxford and is a member of the Institute of Chartered Accountants in England & Wales.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barings Private Credit Corporation

Date: March 11, 2024	By:	/s/ Ashlee Steinnerd
Ashlee Steinnerd
Chief Legal Officer